Exhibit 99.1

BUSINESS UPDATE
**For Immediate Release**

Multilink Technology Corporation Reports
Third Quarter 2002 Results

Somerset, New Jersey U.S.A. – November 12, 2002 – Multilink Technology Corporation (Nasdaq: MLTC) today reported results for the third quarter ended September 30, 2002. Total revenues for the third quarter of 2002 were $1.8 million, compared with $5.0 million for the second quarter of 2002 and $37.6 million in the third quarter of 2001. Gross margins for the third quarter of 2002 were (35.3%), compared with (76.9%) in the second quarter of 2002 and gross margins of 63.0% in the third quarter of 2001. As a result of the 1 for 10 reverse stock split that was approved on September 6, 2002, the Company’s consolidated financial statements, including all per share information, reflect a decrease in the number of total outstanding shares. The net loss for the third quarter of 2002 was $39.3 million, or diluted EPS ($5.18), compared with a net loss of $44.0 million, or diluted EPS ($6.04), in the second quarter of 2002 and net income of $1.4 million, or diluted EPS $0.15, in the third quarter of 2001.

Total revenues for the nine months ended September 30, 2002 were $16.8 million, compared with $103.8 million for the nine months ended September 30, 2001. Gross margins for the nine months ended September 30, 2002 were (2.1%), compared with 57.8% for the nine months ended September 30, 2001. The net loss for the nine months ended September 30, 2002 was $93.8 million, or diluted EPS ($12.82), compared with a net loss of $3.9 million, or diluted EPS ($0.90), for the same period in 2001.

“While we are disappointed by the limited size of our top line for the quarter, we are encouraged by the significant number of tier-one customer engagements and design wins for our mixed signal and driver products in the Asia Pacific region,” stated Dr. Richard Nottenburg, Multilink’s Chairman, President and Chief Executive Officer.

Corporate Realignment Program Update
In connection with the implementation of the Realignment Plan, the Company recorded a realignment charge of $12.3 million on a pre-tax basis in the third quarter ended September 30, 2002. The major components of the realignment charge were as follows:

Severance and termination benefits	$1.9 million
Asset write down	$6.5 million
Lease and contract termination costs	$3.7 million
Other realignment costs	$0.2 million

Total	$12.3 million

Total severance and termination benefits as a result of the Realignment Plan relates to approximately 150 employees of which the majority will be terminated by December 2002 and the remainder will be terminated by June 2003. Total cash outlays related to the Realignment Plan are approximately $5.8 million, of which less than $0.5 million has been paid through September 30, 2002. Assuming that the lease termination costs are paid out through the end of the corresponding leases, cash payments are expected to be $1.7 million during 2002 and 2003 and $2.4 million thereafter.

Investment Impairments and Related Charges
During the three months ended September 30, 2002, the Company recorded a $3.5 million charge associated with its relationship with ASIP, Inc. This charge consists of an impairment charge on the remaining net investment balance of $0.4 million, a $0.7 million write off of goodwill associated with the ASIP investment and a $2.4 million asset impairment charge on equipment that was consigned to ASIP in accordance with an existing development and license agreement.

Also during the third quarter, the Company recorded a $1.4 million impairment charge against its investment in Internet Machines Corporation (IMC). The Company believes that the reduction in the value of the IMC investment is other than temporary.

Pro Forma Results
Pro forma operating results exclude certain items reported under generally accepted accounting principles (GAAP), including deferred stock compensation, write downs to inventories and related charges to cost of revenues, a corporate realignment charge, an asset impairment charge, impairment charges against investments in ASIP and IMC and a valuation allowance recorded to fully reserve for deferred tax assets. Pro forma results also exclude the positive impact on gross margins from the sale of inventory written down to its net realizable value in the first and fourth quarters of 2001 and the positive impact to gross margins and operating expenses from the adjustment of certain estimates. A detailed reconciliation of GAAP to pro forma results is provided later in this release.

Pro forma gross margins for the third quarter of 2002 were (4.3%), compared with 32.5% in the second quarter of 2002 and gross margins of 64.7% in the third quarter of 2001. Pro forma net loss attributable to common shareholders for the third quarter of 2002 was $16.8 million, or diluted EPS ($2.22), compared with a net loss attributable to common shareholders of $17.5 million, or diluted EPS ($2.40), in the second quarter of 2002 and net income attributable to common shareholders of $1.6 million, or diluted EPS $0.17, in the third quarter of 2001.

Pro forma gross margins were 33.7% for the nine months ended September 30, 2002, compared with gross margins of 64.0% for the same period in 2001. The pro forma net loss attributable to common shareholders for the nine months ended September 30, 2002 was $43.4 million, or EPS ($5.93), compared with net income attributable to common shareholders of $2.9 million, or EPS $0.35, for the same period in 2001.

Recent Executive Personnel Updates
Effective November 15, 2002, Mr. Ronald Krisanda, Senior Vice President of Operations, has resigned from the Company to pursue other career opportunities. The Company has not named a replacement for Mr. Krisanda.

Effective November 5, 2002, Mr. Joseph Cole, previously Vice President of Worldwide Sales, has resigned his position with the Company to pursue other career opportunities. Mr. Cole will remain in an advisory role through the end of November to assist in transitioning his responsibilities. Subsequent to Mr. Cole’s resignation, the Board of Directors approved the promotion of Mr. Richard Mannherz, currently Director of North American Sales for Multilink, to the position of Vice President of Worldwide Sales. Mr. Mannherz will assume all of Mr. Cole’s previous responsibilities.

Recent Product Introductions

Date	Product	Function / Description
October 10, 2002	11.1 Gb/s Modulator Driver for ODB Applications MTC5536
The MTC5536 will enable Metro equipment manufacturers to significantly reduce system costs and simplify network management by eliminating the need for optical dispersion compensation devices within the optical link. The use of the ODB technique provides the ability to transmit twice the distance as compared to the traditional Non Return-to-Zero (NRZ) format, without the use of expensive dispersion compensation optical components in the network link, and save substantial cost in the metro build-out.

September 30, 2002	12.5 Gb/s Electrical RZ Modulator Driver MTC5534
The MTC5534 will enable equipment manufacturers to reduce Return-to-Zero (RZ) transmission costs by significantly reducing component count and increasing the line card density in their optical networks. The MTC5534 main advantage is that direct generation of a high quality optical RZ data stream signal can be achieved using a single modulator driver and a standard low cost, single-stage modulator.

September 10, 2002	Low Power Enhanced FEC Device MTC6134
This single chip, bi-directional transport device features full SONET/SDH section and line overhead processing, 10 GB/s Ethernet performance monitoring and G.709 Digital Wrapper termination and generation for 10 GB/s systems. The EFEC advantage provides Metro applications with over 8.5dB of net coding gain at 1x10-15 corrected BER, based on a successful approach used by the MTC6131 SuperFEC™, and only 3.5 watts of power dissipation.

Earnings Conference Call
Multilink will hold a conference call to discuss quarterly results and financial guidance today, November 12, 2002, at 5:00 pm ET. The conference call will be broadcast over the Internet. To listen to the call, please visit Multilink’s web-site at http://www.mltc.com and then select Investor Relations and the link to ‘Earnings Announcement’ approximately ten minutes before the start of the call. Please note that it will be necessary to have Windows Media Player installed on your computer to listen to the call and that this will be available for downloading from the Multilink site. A replay of the call, in it’s entirety, will be available on the website for approximately seven days following the live call.

About Multilink:
Multilink Technology Corporation designs, develops and markets advanced-mixed-signal integrated circuits, modules, VLSI products and higher-level assemblies designed to enable the next generation of high-speed optical networking systems. By providing our customers with sophisticated products developed by utilizing systems level expertise and a high level of component integration, we facilitate our customers’ ability to meet their time-to-market requirements. Our products span the markets from Metro to Ultra Long Haul optical transport equipment with a focus on the fastest commercially available speeds of 10 Gb/s and higher. Multilink is headquartered in Somerset, New Jersey with additional offices located throughout North America and Europe.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This release and our comments during the conference call may contain forward-looking statements that are based on our current expectations, estimates and projections about our industry, and reflect management’s beliefs and certain assumptions made by us based upon information available to us at this time. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements speak only as of the date hereof. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Multilink include, but are not limited to, general economic conditions and specific conditions in the markets we address, including the recent significant economic slowdown in the technology sector and semiconductor industry; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the rate at which our present and future customers and end-users adopt Multilink’s technologies and products in our target markets; delays in the adoption and acceptance of industry standards in those markets; the qualification, availability and pricing of competing products and technologies and the resulting effects on revenues and pricing of our products; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; our ability to protect our intellectual property; the availability and pricing of foundry and assembly capacity and raw materials; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; the effects of new and emerging technologies; the risks and uncertainties associated with our international operations; changes in our product or customer mix; the quality of our products and any remediation costs; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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Multilink Technology Corporation Consolidated Statement of Operations (in thousands, except for per share amounts) (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
Total revenues	$1,771	$37,603	$16,821	$103,774
Cost of revenues, excluding deferred stock compensation	1,847	13,267	9,384	37,337
Inventory write down and related charges	—	—	5,307	4,895
Fixed asset impairment	—	—	1,051	—
Deferred stock compensation	549	646	1,437	1,568

Total cost of revenues	2,396	13,913	17,179	43,800

Gross profit	(625)	23,690	(358)	59,974
Operating expenses:
Research and development, excluding deferred stock compensation	11,566	14,386	36,304	40,181
Sales and marketing, excluding deferred stock compensation	3,059	5,051	10,711	13,085
General and administrative, excluding deferred stock compensation	1,874	2,892	6,340	9,148
Deferred stock compensation	4,762	2,334	9,476	7,218
Investment impairments and related charges	4,906	—	4,906	—
Corporate realignment charge	12,255	—	12,255	—

Total operating expenses	38,422	24,663	79,992	69,632
Operating loss	(39,047)	(973)	(80,350)	(9,658)
Other income and expenses	(162)	521	324	680

Loss before provision (benefit) for income taxes	(39,209)	(452)	(80,026)	(8,978)
Provision (benefit) for income taxes	61	(1,827)	13,755	(5,048)

Net income (loss)	$(39,270)	$1,375	$(93,781)	$(3,930)

Accretion of preferred stock to redemption value	—	—	—	24
Net income (loss) per common share, basic	$(5.18)	$0.20	$(12.82)	$(0.90)

Net income (loss) per common share, diluted	$(5.18)	$0.15	$(12.82)	$(0.90)

Weighted average shares, basic	7,580	6,743	7,314	4,373

Weighted average shares, diluted	7,580	9,227	7,314	4,373

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Multilink Technology Corporation Reconciliation of Pro forma Net Income and Earnings Per Share (in thousands, except for per share amounts) (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
Net income (loss) attributable to common shareholders	$(39,270)	$1,375	$(93,781)	$(3,954)

Deferred stock compensation	5,311	2,980	10,913	8,786
Positive gross margin impact related to inventories written down	0	0	(735)	0
Fixed asset impairment	0	0	1,051	0
Inventory write downs and related charges	0	0	5,307	4,895
Corporate realignment charge	12,255	0	12,255	0
Investment impairments and related charges	4,906	0	4,906	0
Adjustments to estimates:
Cost of revenues	0	0	(1,038)	0
Research and development	0	0	(767)	0
Sales and marketing	0	0	(470)	0
General and administrative	0	0	(191)	0

Total adjustments to estimates	0	0	(2,466)	0
Accretion of preferred stock	0	0	0	24
Aggregate pro forma tax adjustment	0	(2,788)	19,155	(6,854)

Pro forma net income (loss)	$(16,798)	$1,567	$(43,395)	$2,897
Net income (loss) per common share
Basic	$(5.18)	$0.20	$(12.82)	$(0.90)

Diluted	$(5.18)	$0.15	$(12.82)	$(0.90)

Pro forma net income (loss) per common share:
Basic	$(2.22)	$0.23	$(5.93)	$0.66

Diluted	$(2.22)	$0.17	$(5.93)	$0.35

Weighted average shares:
Basic	7,580	6,743	7,314	4,373

Diluted	7,580	9,227	7,314	8,382

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Multilink Technology Corporation Select Balance Sheet Data September 30, 2002 and December 31, 2001 (in thousands) (unaudited)
	September 30, 2002	December 31, 2001
Cash and short term investments	$65,517	$92,682
Accounts receivable	811	20,309
Inventories	2,686	8,735
Total current assets	$73,054	$132,211
Property and equipment, net	24,257	28,160
Total assets	$98,673	$187,513
Accounts payable	$6,228	$8,826
Total current liabilities	$33,168	$33,680
Long term obligations, net of current	6,430	1,452
Total shareholders’ equity	$59,075	$152,160
Total liabilities and shareholders’ equity	$98,673	$187,513
A/R days (DSO)	42	69
Inventory days (DOS)	132	71

For more information, please contact:

Richard Sawchak, Director of Investor and Public Relations
Multilink Technology Corporation
300 Atrium Drive, Second Floor
Somerset, New Jersey 08873-4105
Tel: (732) 537-3776
Fax: (732) 537-3781
Email: rsawchak@mltc.com

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